 Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766

or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Reports Fiscal 2017 Second Quarter Results

•	Revenues of $8.0 Billion for the Second Quarter, Up 4.8 Percent Year-Over-Year

•	Second Quarter Net Income of $14.8 Million or $0.01 Per Share, Compared to the Prior Year’s Second Quarter Net Income of $21.5 Million or $0.02 Per Share

•	Second Quarter Adjusted Net Income Per Diluted Share of $0.03, Compared to the Prior Year Second Quarter Adjusted Net Income Per Diluted Share of $0.06

•	Adjusted EBITDA of $312.7 Million for the Second Quarter, Compared to the Prior Year’s Adjusted EBITDA of $346.8 Million

CAMP HILL, Pa. (Sept. 22, 2016) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its second fiscal quarter ended August 27, 2016.

For the second quarter, the company reported revenues of $8.0 billion, net income of $14.8 million, or $0.01 per diluted share, Adjusted net income of $35.5 million, or $0.03 per diluted share and Adjusted EBITDA of $312.7 million, or 3.9 percent of revenues.

“In the second quarter, we continued to drive positive results in our Pharmacy Services Segment, which includes our EnvisionRx PBM, and had strong performance in our front-end business” said Chairman and CEO John Standley. “We also saw improvements in prescription drug costs, but these improvements were more than offset by the challenging reimbursement rate environment, which we expect to continue through the remainder of the fiscal year. Heading forward, we will remain focused on operating our business as efficiently as possible while pursuing key growth opportunities such as our flu immunization campaign and converting additional stores to the Wellness format, which continue to perform well and now represent nearly half of our chain.”

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Rite Aid FY 2017 Q2 Press Release - page 2

Second Quarter Summary

Revenues for the quarter were $8.0 billion compared to revenues of $7.7 billion in the prior year’s second quarter, an increase of $365.0 million or 4.8 percent. Retail Pharmacy Segment revenues were $6.5 billion and decreased 2.4 percent compared to the prior year period primarily as a result of a decrease in same store sales. Revenues in the company’s Pharmacy Services Segment, which was acquired on June 24, 2015, were $1.6 billion.

Same store sales for the quarter decreased 2.5 percent over the prior year, consisting of a 3.6 percent decrease in pharmacy sales, partially offset by a 0.1 percent increase in front-end sales. Pharmacy sales included an approximate 101 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores decreased 1.8 percent over the prior year period. Prescription sales accounted for 68.5 percent of total drugstore sales, and third party prescription revenue was 98.1 percent of pharmacy sales.

Net income was $14.8 million or $0.01 per diluted share compared to last year’s second quarter net income of $21.5 million or $0.02 per diluted share. The decline in operating results is due primarily to a higher LIFO charge, and a decline in Adjusted net income, partially offset by a $33.2 million loss on debt retirement in the prior year related to the redemption of the company’s 8.00% senior secured notes.

Adjusted net income and Adjusted net income per diluted share (which is reconciled to net income on the attached table) was $35.5 million or $0.03 per diluted share compared to last year’s second quarter Adjusted net income of $58.7 million or $0.06 per diluted share. The decline in Adjusted net income and Adjusted net income per share is due to a decrease in Adjusted EBITDA, partially offset by lower income tax and interest expenses.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $312.7 million or 3.9 percent of revenues for the second quarter compared to $346.8 million or 4.5 percent of revenues for the same period last year. The decline in Adjusted EBITDA is due to a decrease of $51.0 million in the Retail Pharmacy Segment, resulting from lower gross profit and higher SG&A expense. Gross profit declined due to lower pharmacy gross profit partially offset by an increase in front end gross profit. Pharmacy gross profit decreased because of lower reimbursement rates and script count, partially offset by improvements in prescription drug costs. SG&A expense increased due to a shift in the timing of Memorial Day holiday pay and increased benefit costs. The decline in Retail Pharmacy Segment Adjusted EBITDA was partially offset by an increase of $16.8 million of Pharmacy Services Segment Adjusted EBITDA. This increase was due to strong operating results in the current year and the fact that prior year’s Pharmacy Services Segment results do not reflect a full quarter’s ownership of Envision Rx.

In the second quarter, the company opened 3 stores, relocated 6 stores, and remodeled 85 stores, bringing the total number of wellness stores chainwide to 2,214. The company also acquired 1 store and closed 14 stores, resulting in a total store count of 4,550 at the end of the second quarter. The company also opened 10 clinics in the second quarter, bringing the total to 90.

As previously announced on October 27, 2015, Rite Aid and Walgreens Boots Alliance, Inc. (“WBA”) entered into a definitive agreement under which WBA will acquire all outstanding shares of Rite Aid for $9.00 per share in cash. The board of directors of both companies and Rite Aid’s shareholders have approved the transaction, which is subject to certain conditions, including, among others, the receipt of approval under applicable antitrust laws and other customary closing conditions. The company continues to believe that the transaction will close in the second half of calendar year 2016.

Rite Aid is one of the nation’s leading drugstore chains with 4,550 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

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Rite Aid FY 2017 Q2 Press Release - page 3

Cautionary Statement Regarding Forward Looking Statements

Statements in this release that are not historical and statements regarding the expected timing of the closing of the proposed merger with WBA and the ability of the parties to complete such transaction considering the various closing conditions and any assumptions underlying any of the foregoing, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters, changes in legislation or regulations, including healthcare reform, our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs and risks related to the proposed merger. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, in the definitive proxy statement that we filed with the Securities and Exchange Commission on December 21, 2015 in connection with the proposed merger, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Additionally, there can be no assurance that the proposed merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger will be realized. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

The company separately reports financial results on the basis of Adjusted Net Income, Adjusted Net Income per diluted share, and Adjusted EBITDA, which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income, Adjusted Net Income per diluted share and Adjusted EBITDA to net income, and net income per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income and Adjusted Net Income per diluted share exclude amortization of EnvisionRx intangible assets, merger and acquisition-related costs, loss on debt retirements and LIFO adjustments. Adjusted EBITDA is defined as net income excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, merger and acquisition-related costs, severance and costs related to distribution center closures, gain or loss on sale of assets and revenue deferrals related to our customer loyalty program).

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	August 27, 2016	February 27, 2016
ASSETS
Current assets:
Cash and cash equivalents	$136,093	$124,471
Accounts receivable, net	1,828,641	1,601,008
Inventories, net of LIFO reserve of $1,033,907 and $1,006,396	2,827,018	2,697,104
Prepaid expenses and other current assets	146,764	128,144
Total current assets	4,938,516	4,550,727
Property, plant and equipment, net	2,281,392	2,255,398
Goodwill	1,715,479	1,713,475
Other intangibles, net	921,348	1,004,379
Deferred tax assets	1,538,604	1,539,141
Other assets	215,630	213,890
Total assets	$11,610,969	$11,277,010

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$24,399	$26,848
Accounts payable	1,695,840	1,542,797
Accrued salaries, wages and other current liabilities	1,331,707	1,427,250
Total current liabilities	3,051,946	2,996,895
Long-term debt, less current maturities	7,173,656	6,914,393
Lease financing obligations, less current maturities	46,641	52,895
Other noncurrent liabilities	722,057	731,399
Total liabilities	10,994,300	10,695,582

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	1,052,125	1,047,754
Additional paid-in capital	4,841,988	4,822,665
Accumulated deficit	(5,231,025)	(5,241,210)
Accumulated other comprehensive loss	(46,419)	(47,781)
Total stockholders' equity	616,669	581,428
Total liabilities and stockholders' equity	$11,610,969	$11,277,010

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended August 27, 2016	Thirteen weeks ended August 29, 2015
Revenues	$8,029,806	$7,664,776
Costs and expenses:
Cost of revenues	6,113,063	5,742,485
Selling, general and administrative expenses	1,778,247	1,725,826
Lease termination and impairment charges	7,233	9,637
Interest expense	105,388	115,410
Loss on debt retirements, net	-	33,205
Loss on sale of assets, net	174	281

	8,004,105	7,626,844

Income before income taxes	25,701	37,932
Income tax expense	10,928	16,463
Net income	$14,773	$21,469

Basic and diluted earnings per share:

Numerator for earnings per share:
Income attributable to common stockholders - basic and diluted	$14,773	$21,469

Denominator:
Basic weighted average shares	1,044,198	1,029,793
Outstanding options and restricted shares, net	17,251	19,341

Diluted weighted average shares	1,061,449	1,049,134

Basic and diluted income per share	$0.01	$0.02

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended August 27, 2016	Twenty-six weeks ended August 29, 2015
Revenues	$16,213,987	$14,312,337
Costs and expenses:
Cost of revenues	12,402,944	10,530,516
Selling, general and administrative expenses	3,571,494	3,425,411
Lease termination and impairment charges	13,014	14,659
Interest expense	210,501	239,017
Loss on debt retirements, net	-	33,205
Loss on sale of assets, net	1,230	320

	16,199,183	14,243,128

Income before income taxes	14,804	69,209
Income tax expense	4,619	28,904
Net income	$10,185	$40,305

Basic and diluted earnings per share:

Numerator for earnings per share:
Income attributable to common stockholders - basic and diluted	$10,185	$40,305

Denominator:
Basic weighted average shares	1,043,317	1,008,242
Outstanding options and restricted shares, net	17,210	18,959

Diluted weighted average shares	1,060,527	1,027,201

Basic and diluted income per share	$0.01	$0.04

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirteen weeks ended August 27, 2016	Thirteen weeks ended August 29, 2015
Net income	$14,773	$21,469
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $451 and $398 tax expense	681	598
Total other comprehensive income	681	598
Comprehensive income	$15,454	$22,067

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Twenty-six weeks ended August 27, 2016	Twenty-six weeks ended August 29, 2015
Net income	$10,185	$40,305
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $902 and $796 tax expense	1,362	1,195
Total other comprehensive income	1,362	1,195
Comprehensive income	$11,547	$41,500

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended August 27, 2016	Thirteen weeks ended August 29, 2015

Retail Pharmacy Segment
Revenues (a)	$6,485,482	$6,647,243
Cost of revenues (a)	4,666,133	4,786,730
Gross profit	1,819,349	1,860,513
LIFO charge	13,760	5,986
FIFO gross profit	1,833,109	1,866,499

Gross profit as a percentage of revenues	28.05%	27.99%
LIFO charge as a percentage of revenues	0.21%	0.09%
FIFO gross profit as a percentage of revenues	28.26%	28.08%

Selling, general and administrative expenses	1,708,633	1,678,909
Selling, general and administrative expenses as a percentage of revenues	26.35%	25.26%

Cash interest expense	100,105	109,796
Non-cash interest expense	5,273	5,608
Total interest expense	105,378	115,404

Adjusted EBITDA	262,643	313,602
Adjusted EBITDA as a percentage of revenues	4.05%	4.72%

Pharmacy Services Segment
Revenues (a)	$1,634,876	$1,071,889
Cost of revenues (a)	1,537,482	1,010,111
Gross profit	97,394	61,778

Gross profit as a percentage of revenues	5.96%	5.76%

Adjusted EBITDA	50,010	33,222
Adjusted EBITDA as a percentage of revenues	3.06%	3.10%

(a) - Revenues and cost of revenues include $90,552 and $54,356 of inter-segment activity for the thirteen weeks ended August 27, 2016 and August 29, 2015, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended August 27, 2016	Twenty-six weeks ended August 29, 2015

Retail Pharmacy Segment
Revenues (a)	$13,161,030	$13,294,804
Cost of revenues (a)	9,536,314	9,574,761
Gross profit	3,624,716	3,720,043
LIFO charge	27,511	11,973
FIFO gross profit	3,652,227	3,732,016

Gross profit as a percentage of revenues	27.54%	27.98%
LIFO charge as a percentage of revenues	0.21%	0.09%
FIFO gross profit as a percentage of revenues	27.75%	28.07%

Selling, general and administrative expenses	3,432,536	3,378,494
Selling, general and administrative expenses as a percentage of revenues	26.08%	25.41%

Cash interest expense	199,787	212,558
Non-cash interest expense	10,702	26,453
Total interest expense	210,489	239,011

Adjusted EBITDA	507,470	612,865
Adjusted EBITDA as a percentage of revenues	3.86%	4.61%

Pharmacy Services Segment
Revenues (a)	$3,237,235	$1,071,889
Cost of revenues (a)	3,050,908	1,010,111
Gross profit	186,327	61,778

Gross profit as a percentage of revenues	5.76%	5.76%

Adjusted EBITDA	91,185	33,222
Adjusted EBITDA as a percentage of revenues	2.82%	3.10%

(a) - Revenues and cost of revenues include $184,278 and $54,356 of inter-segment activity for the twenty-six weeks ended August 27, 2016 and August 29, 2015, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended August 27, 2016	Thirteen weeks ended August 29, 2015

Reconciliation of net income to adjusted EBITDA:
Net income	$14,773	$21,469
Adjustments:
Interest expense	105,388	115,410
Income tax expense	10,928	16,463
Depreciation and amortization	142,051	127,699
LIFO charge	13,760	5,986
Lease termination and impairment charges	7,233	9,637
Loss on debt retirements, net	-	33,205
Other	18,520	16,955
Adjusted EBITDA	$312,653	$346,824
Percent of revenues	3.89%	4.52%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Twenty-six weeks ended August 27, 2016	Twenty-six weeks ended August 29, 2015

Reconciliation of net income to adjusted EBITDA:
Net income	$10,185	$40,305
Adjustments:
Interest expense	210,501	239,017
Income tax expense	4,619	28,904
Depreciation and amortization	280,839	237,348
LIFO charge	27,511	11,973
Lease termination and impairment charges	13,014	14,659
Loss on debt retirements, net	-	33,205
Other	51,986	40,676
Adjusted EBITDA	$598,655	$646,087
Percent of revenues	3.69%	4.51%

RITE AID CORPORATION AND SUBSIDIARIES

 SUPPLEMENTAL INFORMATION

ADJUSTED NET INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended August 27, 2016	Thirteen weeks ended August 29, 2015

Net income	$14,773	$21,469
Add back - Income tax expense	10,928	16,463
Income before income taxes	25,701	37,932

Adjustments:
Amortization of EnvisionRx intangible assets	20,853	17,040
LIFO charge	13,760	5,986
Loss on debt retirements, net	-	33,205
Merger and Acquisition-related costs	1,402	9,617

Adjusted income before income taxes	61,716	103,780

Adjusted income tax expense	26,229	45,041
Adjusted net income	$35,487	$58,739

Adjusted net income per diluted share:

Numerator for adjusted net income per diluted share:
Adjusted net income	$35,487	$58,739

Denominator:
Basic weighted average shares	1,044,198	1,029,793
Outstanding options and restricted shares, net	17,251	19,341

Diluted weighted average shares	1,061,449	1,049,134

Net income per diluted share	$0.01	$0.02

Adjusted net income per diluted share	$0.03	$0.06

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended August 27, 2016	Twenty-six weeks ended August 29, 2015

Net income	$10,185	$40,305
Add back - Income tax expense	4,619	28,904
Income before income taxes	14,804	69,209

Adjustments:
Amortization of EnvisionRx intangible assets	41,168	17,040
LIFO charge	27,511	11,973
Loss on debt retirements, net	-	33,205
Merger and Acquisition-related costs	4,158	11,701

Adjusted income before income taxes	87,641	143,128

Adjusted income tax expense	27,344	59,828
Adjusted net income	$60,297	$83,300

Adjusted net income per diluted share:

Numerator for adjusted net income per diluted share:
Adjusted net income	$60,297	$83,300

Denominator:
Basic weighted average shares	1,043,317	1,008,242
Outstanding options and restricted shares, net	17,210	18,959

Diluted weighted average shares	1,060,527	1,027,201

Net income per diluted share	$0.01	$0.04

Adjusted net income per diluted share	$0.06	$0.08

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended August 27, 2016	Thirteen weeks ended August 29, 2015

OPERATING ACTIVITIES:
Net income	$14,773	$21,469
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	142,051	127,699
Lease termination and impairment charges	7,233	9,637
LIFO charge	13,760	5,986
Loss on sale of assets, net	174	281
Stock-based compensation expense	12,552	8,831
Loss on debt retirements, net	-	33,205
Changes in deferred taxes	7,747	(7,966)
Excess tax benefit on stock options and restricted stock	(2,365)	(18,049)
Changes in operating assets and liabilities:
Accounts receivable	(152,725)	(2,908)
Inventories	(216,911)	(80,673)
Accounts payable	34,693	(47,806)
Other assets and liabilities, net	(8,060)	(75,969)
Net cash used in operating activities	(147,078)	(26,263)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(119,641)	(130,646)
Intangible assets acquired	(12,488)	(29,169)
Acquisition of businesses, net of cash acquired	-	(1,779,571)
Proceeds from dispositions of assets and investments	3,745	3,243
Net cash used in investing activities	(128,384)	(1,936,143)
FINANCING ACTIVITIES:
Net proceeds from revolver	270,000	869,000
Principal payments on long-term debt	(5,509)	(655,640)
Change in zero balance cash accounts	(1,728)	(17,034)
Net proceeds from the issuance of common stock	1,587	4,727
Financing fees paid for early debt redemption	-	(26,003)
Excess tax benefit on stock options and restricted stock	2,365	18,049
Deferred financing costs paid	-	(175)
Net cash provided by financing activities	266,715	192,924
Decrease in cash and cash equivalents	(8,747)	(1,769,482)
Cash and cash equivalents, beginning of period	144,840	1,922,129
Cash and cash equivalents, end of period	$136,093	$152,647

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$119,641	$130,646
Intangible assets acquired	12,488	29,169
Total cash capital expenditures	132,129	159,815
Equipment received for noncash consideration	114	1,466
Equipment financed under capital leases	1,307	471
Gross capital expenditures	$133,550	$161,752

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended August 27, 2016	Twenty-six weeks ended August 29, 2015

OPERATING ACTIVITIES:
Net income	$10,185	$40,305
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	280,839	237,348
Lease termination and impairment charges	13,014	14,659
LIFO charge	27,511	11,973
Loss on sale of assets, net	1,230	320
Stock-based compensation expense	23,696	16,201
Loss on debt retirements, net	-	33,205
Changes in deferred taxes	1,998	1,574
Excess tax benefit on stock options and restricted stock	(3,248)	(20,869)
Changes in operating assets and liabilities:
Accounts receivable	(227,255)	8,119
Inventories	(157,471)	(24,469)
Accounts payable	150,339	31,909
Other assets and liabilities, net	(107,972)	(8,703)
Net cash provided by operating activities	12,866	341,572
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(225,718)	(271,683)
Intangible assets acquired	(28,869)	(43,462)
Acquisition of businesses, net of cash acquired	-	(1,779,571)
Proceeds from dispositions of assets and investments	6,833	6,081
Net cash used in investing activities	(247,754)	(2,088,635)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	1,800,000
Net proceeds from revolver	250,000	728,000
Principal payments on long-term debt	(11,230)	(661,217)
Change in zero balance cash accounts	534	(51,309)
Net proceeds from the issuance of common stock	3,958	8,105
Financing fees paid for early debt redemption	-	(26,003)
Excess tax benefit on stock options and restricted stock	3,248	20,869
Deferred financing costs paid	-	(34,634)
Net cash provided by financing activities	246,510	1,783,811
Increase in cash and cash equivalents	11,622	36,748
Cash and cash equivalents, beginning of period	124,471	115,899
Cash and cash equivalents, end of period	$136,093	$152,647

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$225,718	$271,683
Intangible assets acquired	28,869	43,462
Total cash capital expenditures	254,587	315,145
Equipment received for noncash consideration	746	2,011
Equipment financed under capital leases	2,860	1,271
Gross capital expenditures	$258,193	$318,427